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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Millennium Cell Inc.
             (Exact Name of Registrant as Specified in its Charter)



              Delaware                                        22-3726792
(State of Incorporation or Organization)                   (I.R.S. Employer
                                                           Identification No.)


         1 Industrial Way West
         Eatontown, New Jersey                                   07724
(Address of Principal Executive Offices)                       (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12 (b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]


If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]


Securities Act registration statement file number to which this     333-37896
form relates:                                                    (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                   Title of Each Class        Name of Each Exchange on Which
                    to be so Registered       Each Class is to be Registered

Not applicable                                Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                             Common Stock, par value $.001
                                    (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  See "Description of Capital Stock" in Millennium Cell Inc.'s registration statement on Form S-1 (Registration No. 333-37896) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission ") on May 25, 2000 and any amendments to the Registration Statement made prior to the effective date, each of which is hereby incorporated herein by reference.

ITEM 2.           EXHIBITS.

                  The following exhibits are incorporated by reference to the documents specified, which have been or will be filed with the Commission.

1.       Certificate of Incorporation of Millennium Cell Inc. filed by Exhibit
         3.1 to the Registration Statement.

2. By-laws of Millennium Cell Inc. filed as Exhibit 3.2 to the Registration Statement.

3. Certificate of Amendment to Certificate of Incorporation of Millennium Cell Inc. filed as Exhibit 3.3 to Amendment No. 1 to the Registration Statement.

4. Specimen stock certificate representing Millennium Cell Inc. common stock filed as Exhibit 4.2 to Amendment No. 1 to the Registration Statement.

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                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   MILLENNIUM CELL INC.

Date:    July 19, 2000             By: /s/ Stephen S. Tang
                                   -------------------------
                                   Name:    Stephen S. Tang
                                   Title:   Chief Executive Officer & President